Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 7, 2024 relating to the consolidated financial statements which appeared in Safe & Green Holdings Corp.’s Annual Report on Form S-1 for the years ended December 31, 2023.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

May 17, 2024